Exhibit 5(a)


                             October 16, 1995



Western Resources, Inc.
818 Kansas Avenue
Topeka, Kansas 66612


Dear Sirs:

            As Executive Vice President and General Counsel of Western Resources, Inc. (the "Company") and in connection with
the proposed issue and sale, from time to time, of   % Defer-
rable Interest Subordinated Debentures in one or more series (each such series of Debentures being hereinafter called the "Debentures") and one or more Guarantees with respect to pre-ferred securities issued from time to time by one or more issuer trusts to whom a series of Debentures is issued (each such Guarantee being hereinafter called a "Guarantee"), with respect to which the Company is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933 (hereinafter called the "Securities Act"), to which Registration Statement this opinion shall be filed as an exhibit, I advise you that, in my opinion:

            1. The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

            2. Each series of Debentures is to be issued under an Indenture among the Company and the Trustee thereunder (hereinafter called the "Indenture") to be further supplemented by a Supplemental Indenture creating each such series of Deben-tures (each such Supplemental Indenture being hereinafter called a "Supplemental Indenture"), forms of which are filed as exhibits to the Registration Statement. Upon (a) the Registra-tion Statement becoming effective under the Securities Act, (b) the authorization of the Indenture and the Supplemental Inden-ture and the issuance, sale and delivery of the Debentures by the Board of Directors of the Company and the execution of the Indenture and the Supplemental Indenture by the Company and the Trustee thereunder, acting by their proper officers, respec-tively, and the delivery thereof, and (c) the execution of the Debentures by the proper officers of the Company and the authentication thereof by the Trustee in accordance with the



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provisions of the Indenture and the Supplemental Indenture and
the full payment therefor, the Indenture and each Supplemental Indenture will be a valid instrument legally binding upon the Company and the Debentures will be duly authorized and issued and will constitute the legal, valid and binding obligations of the Company subject, as to enforcement to bankruptcy, insol-vency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to cred-itors' rights generally.

            3. Each Guarantee is to be issued under a Guarantee Agreement between the Company and the Trustee thereunder (here-inafter called the "Guarantee Agreement"), a form of which is filed as an exhibit to the Registration Statement. Upon (a) the Registration Statement becoming effective under the Securi-ties Act, (b) the authorization of the Guarantee Agreement and the issuance, sale and delivery of the Guarantee by the Board of Directors of the Company and the execution of the Guarantee Agreement by the Company and the Trustee thereunder, acting by their proper officers, respectively, and the delivery thereof, the Guarantee Agreement will be a valid instrument legally binding upon the Company and the Guarantee will be duly autho-rized and issued and will constitute the legal, valid and bind-ing obligation of the Company subject, as to enforcement to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally.

            I hereby consent to the filing of a copy of this opinion as an exhibit to said Registration Statement. I also consent to the use of my name and the making of the statements with respect to myself in the Registration Statement and the Prospectus constituting a part thereof.


                                          Very truly yours,


                                          John K. Rosenberg